UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 19, 2009


                               VERIFY SMART CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-136492
                            (Commission File Number)

                                   20-5005810
                        (IRS Employer Identification No.)

    Fort Legend Towers, Suite 2002 - 3rd Avenue corner 31st Street E. Square
          Fort Bonifacio Global City, Taguig Metro Manila, Philippines
              (Address of principal executive offices and Zip Code)

                                011-632-755-8870
               Registrant's telephone number, including area code

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 19, 2009, we entered into an amendment agreement to the joint venture agreement with Verified Capital Corp. and Verified Transactions Corp. The amendment agreement provides for the following:

        "We confirm that it is our mutual understanding and agreement that the Joint Venture has been satisfactorily performed by us, Verify Smart Corp. ("VSC") (Nevada) and that we have performed the required financial obligations of
        Section 5.01 of the joint venture agreement through both fund raising and joint venture cost sharing and accordingly, VSC's obligations of Section 5.01 are fully satisfied, the Joint Venture agreement is in full force and effect in good standing and VSC's revenue sharing right to 70% of the Joint Venture's revenue commences this date."

A copy of the amending agreement is attached hereto as Exhibit 10.1. Except as amended by the amending agreement, the joint venture agreement remains unamended and in full force and effect.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Amendment Agreement to the Joint Venture Agreement dated May 19, 2009 between our company, Verified Capital Corp. and Verified Transactions Corp.

99        News Release dated May 19, 2009.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFY SMART CORP.


/s/ Ralph Santos
-----------------------------
Ralph Santos, President

Date: May 22, 2009